EXHIBIT 12-1

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   SEC METHOD
                                     ($000)

                                        6 MONTHS
                                          ENDED
                                        06/30/96

NET INCOME                             $ 249,079

ADD BACK:

- - INCOME TAXES:
     OPERATING INCOME                    175,183
     NON-OPERATING INCOME                   (238)
                                       ---------
  NET TAXES                              174,945

- - FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT         187,931
     ANNUAL RENTALS                        4,400
                                       ---------
     TOTAL FIXED CHARGES                 192,331

ADJUSTED EARNINGS INCLUDING AFUDC      $ 616,355
                                       =========
RATIO OF EARNINGS TO FIXED CHARGES          3.20
                                       =========